Exhibit 21

                             Subsidiaries of the Registrant


Parent
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Timberland Bancorp, Inc.

                                      Percentage          Jurisdiction or
Subsidiaries                         of Ownership     State of Incorporation
-----------------------------------  ------------    ------------------------
Timberland Bank                          100%                Washington

Timberland Service Corporation (1)       100%                Washington

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(1) This corporation is a wholly-owned subsidiary of Timberland Bank.

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